UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 11, 2009

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SYNCORA HOLDINGS LTD.
(Exact name of registrant as specified in its charter)

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Bermuda	001-32950	Not applicable
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer Identification No.)
of incorporation)

Canon’s Court, 22 Victoria Street, Hamilton, Bermuda HM 12
(Address of principal executive offices)

(441) 295-7135
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02 Results of Operations and Financial Condition.

     The information described below in Item 7.01 under the headings “Financial Information Expected to be Reported as of December 31, 2008”, “Information Regarding the Company’s Financial Position in the Event the 2009 MTA, the Related Agreements, and Transaction Agreement ARE NOT Consummated”, and “Information Regarding the Company’s Financial Position in the Event the 2009 MTA, the Related Agreements, and Transaction Agreement ARE Consummated” is incorporated herein by reference.

ITEM 7.01 Regulation FD Disclosure.

     Pursuant to the RMBS Transaction Agreement, dated as of March 5, 2009 (the “Transaction Agreement”), on March 11, 2009, the fund referenced therein commenced a tender offer to acquire certain residential mortgage backed securities that are insured by Syncora Guarantee Inc. (the “RMBS Securities”) and is distributing to certain qualified holders of those RMBS Securities an Offer to Purchase. This Offer to Purchase includes, among other things, the following information:

Financial Information Expected to be Reported as of December 31, 2008

     In accordance with accounting principles generally accepted in the United States of America (“GAAP”), Syncora Holdings Ltd. (the “Company”), its wholly owned principal operating subsidiary, Syncora Guarantee Inc. (“Syncora Guarantee), and its other subsidiaries, on a consolidated basis, currently expect to report shareholders’ equity at December 31, 2008 in the range of $600 million to $900 million and adjusted shareholders’ equity, as defined below, in the range of $(1.7) billion to $(2.0) billion. Adjusted shareholders’ equity (hereafter referred to as “Adjusted Shareholders’ Equity”) represents shareholders’ equity in accordance with GAAP adjusted to:

(i)

exclude the consolidated net derivative liability currently expected to be reported by the Company at December 31, 2008, which represents an estimate of the fair value of its guarantees issued in the form of credit default swap (“CDS”) contracts, and

(ii)

include the present value of the liability at December 31, 2008 currently expected to be reported by the Company for losses it expects to incur on its CDS contracts if it were to hold such CDS contracts to maturity and pay claims as they arise over the remaining life of such contracts. The Company’s liability for losses expected to be incurred on its CDS contracts primarily relates to its in-force guarantees of collateralized debt obligations (“CDOs”) of asset-backed securities (“ABS CDOs”).

     Adjusted Shareholders’ Equity is a non-GAAP financial measure. The Company believes that Adjusted Shareholders’ Equity is an important metric to assist investors in understanding the Company’s current financial position because: (i) by excluding the net derivative liability, the metric eliminates the benefit to the Company’s shareholders’ equity embedded therein from Non-Performance Risk, as defined and explained below, as well as eliminates the effect of other assumptions made by management in estimating the fair value of the Company’s CDS contracts which are not directly observable in the marketplace, and (ii) by including management’s best estimate of losses the Company expects to incur on its CDS contracts if it were to hold such CDS contracts to maturity and pay claims as they arise over the remaining life of such contracts, the metric presents the Company’s guarantees issued in insurance and derivative form on a consistent basis, which results in a more meaningful measure of the Company’s intrinsic value.

     Set forth in the table below is a reconciliation of shareholders’ equity currently expected to be reported by the Company and its subsidiaries at December 31, 2008, on a consolidated basis, to Adjusted Shareholders’ Equity at such date. This reconciliation is based on the mid-point of the aforementioned ranges of shareholders’ equity and Adjusted Shareholders’ Equity that the Company currently expects to report as of December 31, 2008, as discussed above. Also, the following table presents the beneficial effect on the Company’s net derivative liability at December 31, 2008 of its risk of non-performance (“Non-Performance Risk”). Non-Performance Risk reflects the market perception of the risk that the Company will not be financially able to honor its obligations as they become due. For example, when the market price of buying credit protection on the Company increases reflecting its deteriorating financial position, the Non-Performance Risk component of the fair value of the Company’s CDS contracts reduces the Company’s net derivative liabilities and increases shareholders’ equity, whereas when the market price of buying credit protection on the Company decreases reflecting its improving financial position, the Non-Performance Risk component of the fair value of the Company’s CDS contracts increases the Company’s net derivative liabilities and decreases shareholders’ equity. The beneficial effect on the Company’s net derivative liability from its Non-Performance Risk was estimated based on quoted market prices of buying credit protection on Syncora Guarantee. The Company believes that it is important to understand the effect of Non-Performance Risk on the fair value of the Company’s obligations under its CDS contracts when evaluating its financial position in accordance with GAAP. As can be seen from the table below, the beneficial effect on the Company’s net derivative liability of Non-Performance Risk resulted in an increase in the Company’s shareholders’ equity, in accordance with GAAP, of approximately $14.2 billion.

     The amount of shareholders’ equity actually reported by the Company may differ from that currently expected to be reported by the Company as disclosed in the table below, and such differences could be material.

		As of
		December 31
($ amounts in millions)		2008

Shareholders' equity, expected to be reported (1)		$750
Plus:
Net CDS contract liabilities
Net CDS contract liabilities before Non-Performance Risk	$14,850
Non-Performance Risk	(14,200)
Net CDS contract liabilities		650
Less:
Net losses expected to be incurred on CDS contracts		3,238

Adjusted Shareholders' Equity, expected to be reported		$(1,838)

(1) See Exhibit I below for a reconciliation of the Company’s GAAP basis shareholders’ equity, on a consolidated basis, currently expected to be reported by the Company at December 31, 2008 to the unaudited policyholders’ deficit reported by Syncora Guarantee at such date on a SAP (as defined below) basis.

     In the event the Company is required to make termination payments under its CDS contracts, the losses expected to be incurred under the Company’s CDS contracts will likely exceed $14.8 billion, as compared to $3.2 billion in the table above. See “– Information Regarding the Company’s Financial Position in the Event the 2009 MTA, the Related Agreements, and the Transaction Agreement ARE NOT Consummated” below for additional information.

     As the Company’s business is all directly or indirectly conducted through Syncora Guarantee, substantially all the Company’s consolidated assets and liabilities are comprised of the assets and liabilities of Syncora Guarantee. Accordingly, the consolidated GAAP shareholder’s equity and Adjusted Shareholders’ Equity expected to be reported by Syncora Guarantee will not be materially different from that of the Company on a consolidated basis.

     As an entity regulated by the New York State Insurance Department (the “NYID”), Syncora Guarantee is also required to prepare its financial statements in accordance with statutory accounting principles (“SAP”) prescribed or permitted by the NYID, which differs materially from GAAP. In particular, in accordance with SAP, the Company’s guarantees of CDS contracts are accounted for as insurance contracts and appropriate recognition in the Company’s SAP basis financial statements is provided for the Company’s best estimate of its ultimate losses and loss adjustment expenses associated with claims on such insurance contracts, whereas under GAAP the Company’s guarantees of CDS contracts are accounted for as derivative contracts and are reported at fair value. Under GAAP, reserves for unpaid losses and loss adjustment expenses are not recognized on such derivative contracts.

     In addition, under New York State law, Syncora Guarantee is required to maintain minimum policyholders’ surplus, determined in accordance with SAP, of at least $65 million. However, on March 5, 2009, Syncora Guarantee filed its 2008 Annual Statement with the NYID, which included its unaudited SAP financial statements, and reported therein a policyholders’ deficit at December 31, 2008, determined in accordance with SAP, of approximately $2.4 billion. This failure to maintain positive statutory policyholders’ surplus and non-compliance with the statutory minimum policyholders’ surplus requirement permits the NYID to intervene in Syncora Guarantee’s operations and seek court appointment as rehabilitator or liquidator of Syncora Guarantee. For a discussion of the effect of the 2009 MTA (as defined below) on Syncora Guarantee’s statutory surplus, see the discussion below.

      Set forth in the table below is certain unaudited summary balance sheet data of Syncora Guarantee as of December 31, 2008, prepared in accordance with SAP, which was derived from its 2008 Annual Statement. For a complete discussion of Syncora Guarantee’s SAP financial data as of and for the year ended December 31, 2008, please see the 2008 Annual Statement, which is posted on the Company’s website at www.syncora.com, including the related footnotes, which should be read in conjunction with the financial data reported therein.

As of
December 31,
($ amounts in millions)	2008
(unaudited)
Assets:
Bonds	$1,879.0
Cash	1,486.3
Other assets	155.5
Total assets	$3,520.8

Liabilities:
Losses and loss adjustment expenses	$4,849.7
Unearned premiums	751.0
Mandatory contingency reserves	282.8
Other liabilities	37.0
Total liabilities	5,920.5
Policyholders' deficit (1)	(2,399.7)
Total liabilities and policyholders' deficit	$3,520.8

(1)	See Exhibit I below for a reconciliation of the Company’s GAAP basis shareholders’ equity, on a consolidated basis, currently expected to be reported by the Company at December 31, 2008 to the policyholders’ deficit reported by Syncora Guarantee at such date on a SAP basis.

Information Regarding the Company’s Financial Position in the Event the 2009 MTA, the Related Agreements, and the Transaction Agreement ARE NOT Consummated

     Effective March 5, 2009, Syncora Guarantee entered into a non-binding letter of intent with certain counterparties contemplating the entry into a master transaction agreement (the “2009 MTA”) and related transactions. For a description of the letter of intent contemplating the 2009 MTA and related agreements, see the Company’s Current Report on Form 8-K filed on March 9, 2008. In the event that the transactions contemplated by the letter of intent to be entered into in the form of the 2009 MTA and the related agreements, and the Transaction Agreement are not successfully consummated and Syncora Guarantee is placed into rehabilitation or liquidation by the NYID, the Company may be required to pay mark-to-market termination payments under its CDS contracts.

     Substantially all of Syncora Guarantee’s CDS contracts have mark-to-market termination payments following the occurrence of events that are outside Syncora Guarantee’s control, such as the NYID placing Syncora

Guarantee into rehabilitation or liquidation or the NYID otherwise taking control of Syncora Guarantee or, in limited cases, Syncora Guarantee’s insolvency. Mark-to-market termination payments for deals in which Syncora Guarantee would have to pay a termination payment are generally calculated either based on “market quotation” or “loss” (each as defined in the ISDA Master Agreement). “Market quotation” is calculated as an amount (based on quotations received from dealers in the market) that the counterparty would have to pay another party (other than monoline financial guarantee insurance companies) to have such party takeover Syncora Guarantee’s position in the CDS contract. “Loss” is an amount that a counterparty reasonably determines in good faith to be its total losses and costs in connection with the CDS contract, including any loss of bargain, cost of funding or, at the election of such counterparty, but without duplication, loss or cost incurred as a result of its terminating, liquidating, obtaining or reestablishing any hedge or related trading position. There can be no assurance that counterparties to Syncora Guarantee’s CDS contracts will not assert that events have occurred which require Syncora Guarantee to make mark-to-market termination payments.

     In the event the Company is required to make mark-to-market termination payments, the aggregate termination payments that the Company would be required to pay would significantly exceed its ability to make such payments and, accordingly, such events would have a material adverse effect on the Company’s financial position and results of operations. Management estimates that, on a pro forma basis, if the Company was required to make mark-to-market termination payments as of December 31, 2008, its shareholders’ equity and Adjusted Shareholders’ Equity would be reduced by an amount in excess of $11.6 billion.

Information Regarding the Company’s Financial Position in the Event the 2009 MTA, the Related Agreements, and the Transaction Agreement ARE Consummated

     On a GAAP basis, after giving effect to the transactions contemplated by the 2009 MTA and the related agreements as contemplated by the letter of intent, and the Transaction Agreement on a pro forma basis as if they had been consummated on December 31, 2008, both the Company and Syncora Guarantee would have expected to report shareholders’ equity at December 31, 2008 in the range of $(1.3) billion to $(1.6) billion and Adjusted Shareholders’ Equity in the range of $50 million to $350 million. Set forth in the table below is a reconciliation of pro forma shareholders’ equity of the Company and its subsidiaries at December 31, 2008, on a consolidated basis, to pro forma Adjusted Shareholders’ Equity at such date. This reconciliation is based on the mid-point of the aforementioned ranges of pro forma shareholders’ equity and pro forma Adjusted Shareholders’ Equity at December 31, 2008 discussed above.

		(2)
		Pro-Forma
		December 31,
($ amounts in millions)		2008

Shareholders' equity		$(1,450)
Plus:
Net CDS contract liabilities
Net CDS contract liabilities before Non-Performance Risk	$4,000
Non-Performance Risk	(3,400)
Net CDS contract liabilities		600
In-substance defeased reserves on tendered RMBS Securities (1)		1,041

Adjusted Shareholders' Equity		$191

(1)	While the Company’s reserves for unpaid losses and loss adjustment on tendered RMBS securities are in substance defeased, in accordance with GAAP they cannot be de-recognized because the Company is not legally released from making payments under its policies with respect to such reserves. However, for purposes of presenting Adjusted Shareholders’ Equity, the Company de-recognizes such reserves.

(2)	See assumptions below underlying the pro forma financial information.

     On a SAP basis, after giving effect to the transactions contemplated by the 2009 MTA and the related agreements as contemplated by the letter of intent, and the Transaction Agreement on a pro forma basis as if they had been consummated on December 31, 2008, Syncora Guarantee would have expected to report total policyholders’ surplus at December 31, 2008 in the range of $150 million to $375 million, as compared to a policyholders’ deficit (unaudited) of approximately $2.4 billion reported at December 31, 2008 before giving effect to the transactions contemplated by the 2009 MTA and the related agreements as contemplated by the letter of intent, and the Transaction Agreement. In addition, at the effective date of the transactions contemplated by the 2009 MTA, the related transactions, and the Transaction Agreement, the policyholders’ surplus of the Drop-Down Company, reflecting its initial capitalization, is expected to be in the range of $200 million to $300 million.

     Because of the current financial condition of the Company and Syncora Guarantee and the regulatory consequences if the Company and Syncora Guarantee do not successfully consummate the 2009 MTA and the related agreements, and the Transaction Agreement, management believes that Syncora Guarantee’s SAP basis financial information is the most meaningful financial information for evaluating the Company’s historic financial position, as well as its financial position after giving effect to the transactions contemplated by the letter of intent contemplating the 2009 MTA and the related agreements, and the Transaction Agreement. Accordingly, set forth in the table below is certain pro forma summary balance sheet financial information of Syncora Guarantee and Drop-Down Company, prepared in accordance with SAP, which gives effect to transactions contemplated by the letter of intent contemplating the 2009 MTA and the related agreements and the Transaction Agreement as if they had been consummated on December 31, 2008. The pro forma adjustments in the table below reflect the mid-point of the aforementioned range of pro forma policyholders’ surplus discussed above. The notes following the table and the related pro forma assumptions discussed below should be read in conjunction with the pro forma financial information presented in the table below.

	SYNCORA GUARANTEE				DROP-DOWN COMPANY
	As of December 31, 2008				As of December 31, 2008
($ amounts in millions)	Reported	Adjustments		Pro Forma	Pro Forma
	(unaudited)
Assets:
Cash and Investments	$3,388.1	$(894.8)	(a)	$886.0	$894.8
		(1,200.0)	(b)
		(375.0)	(c)
		(32.3)	(d)
Investment in subsidiaries
Drop-Down Company	-	283.0	(a)	283.0
Syncora Guarantee-UK		36.6	(e)	36.6
Other assets	132.8	-		132.8	-
Total assets	$3,520.9	$(2,182.5)		$1,338.4	$894.8

Liabilities:
Losses and loss adjustment expenses	$4,849.7	(3,239.7)	(b)	$568.6	$-
		(1,041.4)	(c)
Unearned premiums	751.0	(436.1)	(a)	314.9	436.1
Mandatory contingency reserves	282.8	(175.7)	(a)	99.6	175.7
		(7.5)	(b)
		(0.9)	(c)
Other liabilities	37.0	76.3	(a)	113.3	-
Total liabilities	5,920.5	(4,825.0)		1,096.4	611.8
Policyholders' (deficit) surplus	(2,399.7)	2,047.2	(b)	241.9	283.0
		667.3	(c)
		(32.3)	(d)
		36.6	(e)
		(76.3)	(a)

Total liabilities and policyholders' (deficit) surplus	$3,520.9	$(2,182.5)		$1,338.4	$894.8

(a)

Represents the journal entries to record the initial capitalization of Drop-Down Company (which upon formation will be a wholly owned subsidiary of Syncora Guarantee), as well as the reinsurance and novation of certain business from Syncora Guarantee to Drop-Down Company. For purposes of this pro forma presentation any surplus notes issued by Drop-Down Company to Syncora Guarantee in connection with such initial capitalization has been included in investment in subsidiaries in the table above. Also, Syncora Guarantee’s investment in subsidiaries is subject to limitations under New York State Insurance Law and the recognition of such investment as an admitted asset assumes the NYID’s approval to the extent it would otherwise be limited under the law.

(b)	Represents the journal entries to record the commutation, termination or amendment of certain of Syncora Guarantee’s CDS contracts.

(c)

Represents the journal entries to record the in-substance defeasement of RMBS securities tendered in connection with the Transaction Agreement. These entries assume the NYID will grant Syncora Guarantee a permitted accounting practice to derecognize reserves for unpaid losses and loss adjustment expenses relating to such RMBS securities.

(d)	Represents the expected tax effect of the pro forma adjustments.

(e)

Represents recognition as an admitted asset of Syncora Guarantee’s investment in its wholly owned subsidiary, Syncora Guarantee (U.K.) Ltd. ("Syncora Guarantee-UK") assuming the NYID’s approval to the extent it would otherwise be limited under New York State Insurance Law. At December 31, 2008, the entire carrying value of this investment was not admitted by Syncora Guarantee because it exceeded the limits under New York State Insurance Law.

     The amount of total consolidated equity of the Company and Syncora Guarantee and Syncora Guarantee’s and Drop-Down Company’s policyholders’ surplus and other financial information that would have been expected to be reported at December 31, 2008 after giving effect to transactions contemplated by the 2009 MTA and the related agreements as contemplated by the letter of intent, and the Transaction Agreement on a pro forma basis as if they had been consummated on December 31, 2008, reflect certain assumptions by the Company concerning the transactions contemplated by the 2009 MTA and the related agreements as contemplated by the letter of intent, and the Transaction Agreement. These assumptions include, but are not limited to: (i) execution and consummation of the 2009 MTA by all of the 23 counterparties on the terms set forth in the letter of intent, which has not been agreed to by all such counterparties (note, however, that one of the significant counterparties has indicated that it is not presently contemplating executing the letter of intent in its current form and there can be no assurance that the remaining counterparties will execute the letter of intent in its current form or at all), (ii) successful consummation of the tender for the minimum required amount of RMBS Securities, (iii) with respect to the pro forma effect on Syncora Guarantee’s financial position in accordance with SAP, NYID approval of various requests for exemptions from statutes and for permitted accounting practices which deviate from accounting practices prescribed by SAP, including requests to release reserves associated with RMBS Securities acquired in the tender offer and to permit Syncora Guarantee to reflect its investments in the Drop-Down Company and other insurance companies at the proportionate amount of capital and surplus of such companies owned by Syncora Guarantee, (iv) utilization of net operating loss carryforwards to offset income generated in connection with 2009 MTA, the related transactions, and the Transaction Agreement, and (iv) the payment of claims on Syncora Guarantee’s guaranteed RMBS securities through March 31, 2009. There can be no assurance that the assumptions underlying the pro forma financial information herein will not differ materially from the ultimate treatment of such transactions and any differences may be material. Also, in connection with the preparation of the GAAP basis pro forma financial information disclosed above, no assumption was made in regard to the change in Non-Performance Risk that would likely result from the successful consummation of the 2009 MTA and the related agreements and the Transaction Agreement because adjusting such assumption was not considered to be practicable. There can be no assurance that, assuming the 2009 MTA and the related agreements are entered into, and the transactions contemplated thereby and by the Transaction Agreement are consummated, the actual amounts of shareholders’ equity, policyholders’ surplus, and other financial information will not differ materially from that derived based on the aforementioned assumptions. In particular, the tender is not conditioned on the execution of the 2009 MTA by all of the 23 counterparties, and if fewer counterparties execute the 2009 MTA, the actual amounts of shareholders’ equity and policyholders’ surplus may be materially less.

     For a description of the risks if Syncora Guarantee should become subject to regulatory action or if Syncora Guarantee should become insolvent, see “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 and Quarterly Reports on Form 10-Q for the quarters ended March 31, 2008, June 30, 2008 and September 30, 2008.

Ability of the Company and Syncora Guarantee to Continue as a Going Concern and Continuing Risks and Uncertainties

     Management expects to conclude that as of December 31, 2008 there was substantial doubt about the ability of the Company to continue as a going concern. In connection with the filing of Syncora Guarantee’s SAP financial statements, management concluded that as of December 31, 2008 there was substantial doubt about the ability of Syncora Guarantee to continue as a going concern. The financial information discussed above, however, was prepared assuming that each of the companies continues as a going concern and does not include any adjustment that might result from their inability to continue as a going concern. For discussion of the risks and uncertainties that the Company and Syncora Guarantee are exposed to as of September 30, 2008, see Note 2 to the unaudited interim consolidated financial statements of the Company included in its Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2008.

     Management will reassess the going-concern status of the companies upon the closing of the transactions contemplated by the 2009 MTA and the related agreements, if these agreements are entered into, and the Transaction Agreement. Management’s future going concern assessment will be based in large part on the reduction of ABS CDO and RMBS exposure and the mitigation of risk of adverse loss development pursuant to such agreements, management’s assessment of the risk of additional adverse loss development on remaining in-force exposures, and Syncora Guarantee’s compliance with its statutory minimum policyholders’ surplus requirement. While the transactions contemplated by the 2009 MTA and related agreements and the Transaction Agreement were designed to improve the financial condition of Syncora Guarantee, Syncora Guarantee will continue to be subject to risks and uncertainties that could materially adversely affect its financial position.

Other Information

     The Company has historically filed annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. The Company is seeking to deregister and cease filing reports and other information pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

     In addition, the Offer to Purchase disclosed the following additional risks:

     Given Syncora Guarantee’s current financial condition, it may not be able to perform under the policies insuring the RMBS Securities.

     Syncora Guarantee is currently performing under the policies insuring the RMBS Securities (the “Syncora Guarantee Policies”), but Syncora Guarantee’s financial condition has significantly deteriorated in recent periods.  In accordance with statutory accounting principles, Syncora Guarantee reported a policyholders’ deficit (unaudited) at December 31, 2008 of $2.4 billion.  This deficit constitutes a failure to comply with the $65 million minimum policyholders’ surplus requirement applicable to Syncora Guarantee under New York State Law and permits the New York Superintendent of Insurance to intervene in Syncora Guarantee’s operations, including by seeking a court order commencing rehabilitation or liquidation proceedings against Syncora Guarantee.

     The successful completion of the tender offer will be a condition precedent to consummation of the restructuring under the 2009 MTA and related agreements.  In the absence of a successful restructuring that achieves remediation of RMBS exposures and credit default swap exposures of the magnitude contemplated by the tender offer and the 2009 MTA and related agreements, Syncora Guarantee will continue to report a policyholders’ deficit and the New York Superintendent of Insurance may seek court appointment as rehabilitator or liquidator of Syncora Guarantee.  Moreover, in the absence of a successful restructuring, Syncora Guarantee’s Board may conclude, in the exercise of its fiduciary duties, that it is inappropriate to continue paying current claims on the Syncora Guarantee Policies given its significant policyholders’ deficit and request the Superintendent to seek such court appointment.  In such a circumstance, it is likely the Superintendent would institute such proceedings.

     There is uncertainty surrounding the amount and timing of receipt of funds that would be available for holders of Syncora Guarantee Policies in the event of a rehabilitation or liquidation.  In the event of a rehabilitation or liquidation of Syncora Guarantee, the Superintendent, acting in his capacity as rehabilitator or liquidator, may seek a court order imposing a moratorium on the payment of claims and there could be a significant delay before any claims payments would be made out of the rehabilitation or liquidation.  The amount that Holders receive in the event of the rehabilitation or liquidation of Syncora Guarantee could be more or less than the prices paid by the fund in the tender offer.

     If the tender offer is completed, Syncora Guarantee’s financial position is expected to improve, however, even upon a successful restructuring there can be no assurances provided regarding (a) Syncora Guarantee’s future financial condition, (b) future intervention by the NYID or (c) Syncora Guarantee’s ability to perform under Syncora Guarantee Policies in the future.

     For a description the risks if Syncora Guarantee should become subject to a regulatory proceeding or if Syncora Guarantee should become insolvent, see “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 and Quarterly Reports on Form 10-Q for the quarters ended March 31, 2008, June 30, 2008 and September 30, 2008.

     Under the 2009 MTA contemplated by the non-binding letter of intent, Syncora Guarantee will contribute significant funds to capitalize Drop Down Company and such funds may not be available to Syncora Guarantee.

     Syncora Guarantee has entered into the non-binding letter of intent with certain of the counterparties which contemplates, among other things, that under the 2009 MTA Syncora Guarantee will form a new financial guarantee insurance subsidiary, the Drop Down Company. If Syncora Guarantee forms Drop-Down Company and capitalizes it as contemplated, then the assets contributed to Drop-Down Company will no longer be available to Syncora Guarantee to pay claims becoming due on its policies, including Syncora Guarantee Policies insuring RMBS Securities. Payments on the Drop Down Company surplus notes to be issued to Syncora Guarantee may only be made with the approval of the NYID and if Drop Down Company experiences adverse development on the risks it reinsures or assumes from Syncora Guarantee, such approval may not be granted. Also, payments of dividends or other distributions on the common stock of Drop Down Company held by Syncora Guarantee may only be made out of earned surplus and, unless certain statutory tests are met, only with the approval of the NYID. If Drop Down Company were to experience adverse development on the business it reinsures or assumes from Syncora Guarantee, Drop Down Company may not have earned surplus or may not meet such tests and any required approval from the NYID to permit the payment of dividends or distributions on the Drop Down Company common stock held by Syncora Guarantee may not be forthcoming, which would adversely affect Syncora Guarantee.

     Under the 2009 MTA contemplated by the non-binding letter of intent, Syncora Guarantee will pay cash consideration and issue certain surplus notes to the counterparties as part of the consideration for their agreement to commute their policies and such cash consideration and any payments made on such surplus notes will reduce the funds available to Syncora Guarantee to pay its claims.

     Syncora Guarantee has entered into the non-binding letter of intent that contemplates that under the 2009 MTA Syncora Guarantee will pay cash consideration and issue certain surplus notes to the counterparties that will be party to the 2009 MTA as consideration for their agreement to commute certain of their Syncora Guarantee Policies. Any such payments will reduce the claims paying resources of Syncora Guarantee. While Syncora Guarantee will need to approval of the NYID to make payments on the Syncora Guarantee surplus notes, if such approval were granted and payments were made on the Syncora Guarantee surplus notes, such payments would reduce the resources of Syncora Guarantee available to pay claims at Syncora Guarantee.

     Under the 2009 MTA contemplated by the non-binding letter of intent, Syncora Guarantee will reinsure certain public finance and global infrastructure business to Drop Down Company and Drop Down Company will assume certain other risks on certain of its policies in CDS form with the counterparties expected to be party to the 2009 MTA. If Drop Down Company experiences adverse development on such business, the NYID may, under certain circumstances, require Syncora Guarantee to recapture such public finance business reinsured to Drop Down Company and reinsure it with another financial guarantor, in which event, Drop Down Company will have reduced resources available to pay claims on its remaining business, which may adversely affect Drop Down Company and Syncora Guarantee in respect of its investment in Drop Down Company.

     Syncora Guarantee has entered into the non-binding letter of intent that contemplates that under the 2009 MTA Syncora Guarantee will reinsure certain of its public finance and selected global infrastructure business pursuant to a quota share reinsurance agreement to Drop Down Company and that Drop Down Company will assume certain of Syncora Guarantee’s non-public finance and non-commuted policies in CDS form with certain of the counterparties expected to be party to the 2009 MTA. If Drop Down Company were to experience adverse development on certain of the business it has reinsured or assumed, then the NYID may, under certain circumstances, require Syncora Guarantee to recapture the public finance business it has reinsured with Drop Down Company and reinsure such business with another unrelated financial guarantor on terms which may require Drop Down Company to transfer to Syncora Guarantee assets comprising the unearned premium reserves relating to such business to Syncora Guarantee less the ceding commission previously paid to Syncora Guarantee for the cession of such business. Any such recapture and related transfer of assets of Drop Down Company would reduce the claims paying resources of Drop Down Company available to pay claims on its remaining business, which may adversely affect Drop Down Company and result in an impairment of Syncora Guarantee’s investment in Drop Down Company, which may adversely affect Syncora Guarantee’s capital and surplus and may reduce the ability of Drop Down Company to make payments to Syncora Guarantee on the surplus notes of Drop Down Company or its common stock held by Syncora Guarantee, which may further adversely affect Syncora Guarantee.

     Under the letter of intent, the counterparties may exercise some level of control over the Board of Directors of Syncora Guarantee and they may have conflicts of interest with Syncora Guarantee.

     The letter of intent contemplates certain closing conditions to the 2009 MTA including that the counterparties and Syncora Guarantee agree upon a process for selecting members of the Board of Directors of each of the Compay, Syncora Guarantee and the Drop-Down Company and certain officers of the Company. This selection process may provide the counterparties with some level of control in selecting the members of the Board of Directors and certain officers. As a result, the counterparties may have influence over the Company’s and Syncora Guarantee’s policies and affairs. In their capacity as counterparties, the counterparties’ interests may differ significantly from those of the Company, Syncora Guarantee, their other insureds and their securityholders. Consequently, the counterparties may exercise their rights in a manner that conflicts with the Company’s and Syncora Guarantee’s interests and your interests.

Exhibit I

     As supplemental information, set forth below is a reconciliation of the Company’s GAAP basis shareholders’ equity, on a consolidated basis, expected to be reported by the Company at December 31, 2008, to the policyholders’ deficit reported by Syncora Guarantee at such date, on a SAP basis.

As of
December 31,
($ amounts in millions)	2008

Syncora Holdings Ltd. - Consolidated GAAP Basis Shareholders' equity	$750.0
Plus:
Net derivative liabilities	650.0
Unallocated reserves	68.8
718.8
Less:
Net losses expected to be incurred on CDS contracts	(3,238.0)
Investment in Syncora Guarantee-UK	(36.6)
Syncora Holdings Ltd. subsidiaries not owned
by Syncora Guarantee	(50.0)
Mandatory contingency reserves	(282.7)
Accumulated other comprehensive income	(54.3)
Deferred acquisition costs	(110.1)
Other	(96.8)
(3,868.5)

Syncora Guarantee - SAP Basis Policyholders' deficit	$(2,399.7)

Cautionary Note Regarding Forward-Looking Statements

     This report contains statements about future results, plans and events that may constitute “forward-looking” statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements include but are not limited to financial results that the Company expects to report. You are cautioned that these statements are not guarantees of future results, plans or events and such statements involve risks and uncertainties that may cause actual results to differ materially from those set forth in these statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond the Company's control. These factors include, but are not limited to: the Company’s ability to continue as a going concern; the Company’s ability to enter into or close the 2009 MTA and related transactions and close the tender offer; Syncora Guarantee’s current failure to maintain minimum required policyholders’ surplus or positive statutory policyholders’ surplus; decision by Syncora Guarantee’s regulators to take regulatory action such as rehabilitation or liquidation of Syncora Guarantee at any time; Syncora Guarantee being required to make payment of mark-to-market termination payments under CDS contracts; higher losses on guaranteed obligations due to credit deterioration; changes in realized and unrealized gains and losses on CDS contracts; higher loss reserves estimates and the adequacy of the loss reserves; availability of capital (whether in the form of debt or equity) and liquidity to the Company and its non-insurance affiliates, including risks associated with agreements with the NYID; the outcome of the efforts to refinance Jefferson County’s outstanding sewer system debt and related litigation; the performance of invested assets, including the shares of XL Capital Ltd; the suspension of writing substantially all new business; loss of certain control rights under certain financial guarantee insurance; non-payment of premium and makewhole amounts owed to Syncora Guarantee or cancellation of Syncora Guarantee policies; uncertainty in portfolio modeling which makes it difficult to estimate potential paid claims and loss reserves; challenges to the Master Commutation Release and Restructuring Agreement, dated July 28, 2008, as amended and related transactions and related commutations and releases; the Company’s assumptions concerning the tax treatment of the transactions contemplated by the Master Commutation Release and Restructuring Agreement, dated July 28, 2008, as amended, and related transactions; the timing of claims payments being faster or the receipt of reinsurance recoverables being slower than anticipated or non-payment of reinsurance recoverables; changes in accounting policies or practices or the application thereof; uncertainty with respect to the valuation of CDS contracts; changes in officers or key employees; intended deregistration of the Company under the Exchange Act; further deterioration in general economic conditions, including as a result of the current financial crisis as well as inflation, interest rates, foreign currency exchange rates and other factors; the commencement of new litigation and outcome of existing litigation; legislative or regulatory developments, including changes in tax laws and mortgage regulations; limitations on the Company’s net operating loss carryforwards; impact on the Board of Directors of the Company of the non-payment of dividends on the Company’s series A preference shares; changes in the Company’s operations and ownership; the effects of business disruption or economic contraction due to war, terrorism or natural or other catastrophic events; changes in the capital requirements of Drop-Down Company; action by the NYID to reinsure certain of the Company’s policies; the Company’s success in certain pending and potential litigation; regulatory restrictions on dividends from subsidiaries; challenges to the Company’s tax positions; changes in accounting policies required by regulatory authorities; and other additional factors, risks or uncertainties described in Company filings with the Securities and Exchange Commission, including in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007, and also disclosed from time to time in subsequent reports on Form 10-Q and Form 8-K. Readers are cautioned not to place undue reliance on forward-looking statements which speak only as of the date they are made. The Company does not undertake to update forward-looking statements to reflect the impact of circumstances or events that arise after the date the forward-looking statements are made.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNCORA HOLDINGS LTD.
(Registrant)

Date: March 11, 2009	By:	/s/ Susan Comparato
		Name:	Susan Comparato
		Title:	Acting Chief Executive Officer
and President